UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 22, 2018

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sempra Energy Annual Incentive Plan
On February 22, 2018, Sempra Energy (the “Company”) adopted a new annual bonus plan known as the Sempra Energy Annual Incentive Plan (the “Plan”). The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding highly qualified employees for it and its subsidiaries by providing for a bonus program that will serve as an incentive to foster a culture of performance and ownership, promote employee accountability and to align the interests of such employees who participate in the Plan with the interests of the Company, its subsidiaries and the Company’s shareholders.
The Plan will be administered by the Compensation Committee of the Company’s Board of Directors, which shall be responsible for determining who is eligible to participate among the salaried employees of the Company and its subsidiaries, which shall include each “officer” as defined by Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, of the Company unless the Compensation Committee expressly determines otherwise for a particular Performance Period; the target bonus opportunity (which is a percentage of a participant’s base salary or other amount as determined by the Compensation Committee) and maximum bonus opportunity (which is 200% of the target bonus opportunity) for each participant; the methodology to be used to calculate the bonus (which shall include one or more performance measures such as financial, strategic, individual and operational measures); and the amount of the bonus payable to each participant based on the satisfaction of the performance measures and such other criteria determined appropriate by the Compensation Committee in its sole discretion. The Compensation Committee in its sole discretion may increase or decrease the amount of a participant’s bonus as determined pursuant to the bonus formula, may establish, rescind, waive or amend conditions and terms of the payment of bonuses, including, but not limited to, the achievement of other performance measures, may take into account such other factors as it deems appropriate and may consider other contributions made by a participant. Except in the cases of death, disability and Retirement (without Cause), the payment of a bonus shall be conditioned on the participant being employed on the last day of the Performance Period, which requirement may be waived in the sole discretion of the Compensation Committee. Performance Period, Cause and Retirement have the meanings set forth in the Plan.
The Compensation Committee shall have the authority to establish other special awards or incentive compensation to participants under this Plan and nothing in the Plan prevents the Company from granting awards or bonuses or other compensation outside of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: February 26, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer